Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:
Deborah S. Lorenz	Donald C. Weinberger
Vice President, Investor Relations and	Wolfe Axelrod Weinberger Associates, LLC
Corporate Communications	212-370-4500
Lipid Sciences, Inc.	don@wolfeaxelrod.com
925-249-4031
dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE:

October 3, 2005

LIPID SCIENCES, INC. COMPLETES PREVIOUSLY ANNOUNCED PRIVATE PLACEMENT

PLEASANTON, Calif., October 3, 2005 – Lipid Sciences, Inc. (Nasdaq:LIPD) announced today that on September 30, 2005, it closed the private placement of common stock and warrants announced on September 29, 2005.   The Company received approximately $7.2 million in gross proceeds at closing.  The Company has the potential to raise approximately $4.5 million in additional gross proceeds from the exercise of warrants issued in the private placement.  The Company expects to use the net proceeds from the placement to fund its product development efforts.  A.G. Edwards acted as the placement agent for this transaction.

The principal terms of the private placement are:

•                  The 2,430,198 shares of common stock were priced at $2.98.

•                  Additional Investment Rights (AIRs) in the form of warrants to acquire 0.5 shares of common stock for every share of common stock initially purchased under the terms of the Securities Purchase Agreement, subject to adjustment provided therein, were priced at $3.73.  These AIRs may be exercised at the option of the holders until 90 days following the effective date of a registration statement filed with the Securities and Exchange Commission registering the resale of shares of common stock issued to investors pursuant to the Securities Purchase Agreement.

•                  Warrants to acquire 0.3 shares of common stock for every share of common stock initially purchased under the terms of the Securities Purchase Agreement are exercisable into common stock at $4.20 at the option of the holder until 5 years from September 30, 2005.

•                  The Company will file a registration statement on Form S-3 covering the common stock issued pursuant to the Securities Purchase Agreement and issuable upon exercise of the warrants, within 30 days of the closing of the transaction, and will use its best efforts to have it declared effective within 90 days of closing.

The shares of common stock and warrants offered in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.  The shares and warrants were offered and sold only to institutional and accredited investors.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offering would be unlawful.

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Forward-Looking Statements:  This release contains forward-looking statements concerning plans, objectives, goals, strategies, study results, anticipations, expectations, future events or performance as well as all other statements that are not statements of historical fact.  The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release.  Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements.  Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  In addition to those risk factors, other factors that could cause actual results to differ materially include the following:  Our inability to obtain adequate funds; our technology not proving to be safe or effective; our inability to obtain regulatory approval for our technology, which is only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International B.V.; our reliance on collaborations with strategic partners and consultants; competition in our industry, including the development of new products by others that may provide alternative or better therapies; failure to secure and enforce our intellectual property rights; risks associated with use of biological and hazardous materials; and our dependence on key personnel.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q.  Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.  Lipid Sciences assumes no obligation to update the forward-looking statements included in this document.